UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012 (December 11, 2012)

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219		(412) 454-2200
(Address of principal executive offices)		(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Agreement

On December 12, 2012, WESCO Distribution, Inc. (“WESCO Distribution”), as U.S. borrower, WDCC Enterprises Inc. (“WDCC” and together with WESCO Distribution, the “Borrowers”), as Canadian borrower, and WESCO International, Inc. (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) among WESCO Distribution, WDCC, the Company, the lenders party thereto and Credit Suisse AG Cayman Islands Branch, as administrative agent and as collateral agent.

The Term Loan Agreement provides for a seven-year term loan facility (the “Term Loan Facility”), the proceeds of which are to be used to finance the Acquisition (as defined below), to pay fees and expenses incurred in connection with the Acquisition and certain other transactions. The Term Loan Facility consists of two separate sub-facilities: (i) a Canadian sub-facility in an aggregate principal amount not to exceed CAD $150.0 million and (ii) a U.S. sub-facility in an aggregate principal amount not to exceed US $700.0 million. Subject to the terms of the Term Loan Facility, the Borrowers may request incremental term loans thereunder from time to time in an aggregate principal amount not to exceed at any time US $300.0 million, with an equivalent principal amount in U.S. Dollars being calculated for any incremental term loan denominated in Canadian Dollars, in order to finance certain permitted acquisitions.

Borrowings under the Term Loan Facility bear interest at base rates determined in accordance with the terms of the Term Loan Facility, plus applicable margins set forth in the Term Loan Agreement. The Borrowers will pay quarterly installments of principal equal to 0.25% of the original principal amount of their respective term loans, plus accrued and unpaid interest, beginning on March 31, 2013. To the extent not previously paid, the term loans will become due and payable on December 12, 2019, with any unpaid incremental term loans becoming due and payable on the respective maturity dates applicable to those incremental term loans. Other than in certain circumstances prior to the first anniversary of the closing of the Term Loan Facility, at any time or from time to time, the Borrowers may prepay borrowings under the Term Loan Facility in whole or in part without premium or penalty. The Borrowers’ obligations under the Term Loan Facility are secured by substantially all of the assets of the Borrowers, the Company and certain of the Company’s other subsidiaries (collectively, the “Term Loan Parties”); provided that, with respect to borrowings under the U.S. sub-facility, the collateral does not include assets of certain foreign subsidiaries or more than 65% of the issued and outstanding equity interests in certain foreign subsidiaries.

The Term Loan Facility contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Term Loan Parties with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates. The Term Loan Facility also provides for customary events of default, including a failure to pay principal or interest when due, failure to comply with covenants, the fact that any representation or warranty made by any of the Term Loan Parties threunder is materially incorrect, the occurrence of an event of default under certain other indebtedness of any Term Loan Party, the commencement of certain insolvency or receivership events affecting any of the

Term Loan Parties and the occurrence of a change in control of any of the Term Loan Parties (subject to certain permitted transactions as described in the Term Loan Agreement). Upon the occurrence of an event of default, all amounts owed pursuant to term loans under the Term Loan Facility may be declared to be immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Term Loan Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Term Loan Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Amended and Restated Credit Agreement

On December 12, 2012, WESCO Distribution and certain other subsidiaries of the Company entered into a US $600.0 million revolving credit facility (the “Revolving Credit Facility”), which includes a letter of credit sub-facility of up to US $90.0 million in the aggregate, pursuant to the terms and conditions of an Amended and Restated Credit Agreement, dated as of December 12, 2012 (the “Credit Agreement”), among WESCO Distribution, the other US Borrowers party thereto, WESCO Distribution Canada LP (“WESCO Canada”) and WDCC, as Canadian Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent. The Revolving Credit Facility contains an accordion feature allowing WESCO Distribution to request increases to the borrowing commitments under the Credit Facility of up to US $100.0 million in the aggregate. The Revolving Credit Facility replaces WESCO Distribution’s US $400.0 million revolving credit facility originally entered into on August 22, 2011 (as amended, the “Prior Credit Facility”).

The Revolving Credit Facility matures in August 2016 and is collateralized by (i) substantially all assets of WESCO Distribution and its subsidiaries which are party to the Credit Agreement other than WESCO Canada, other than real property and accounts receivable sold or intended to be sold pursuant to WESCO Distribution’s accounts receivable securitization facility (the “Receivables Facility”), and (ii) substantially all assets of WESCO Canada and WDCC. The obligations of WESCO Distribution and the other U.S. borrowers under the Revolving Credit Facility have been guaranteed by the Company and certain of WESCO Distribution’s subsidiaries. The obligations of WESCO Canada and WDCC under the Revolving Credit Facility have been guaranteed by certain subsidiaries of WESCO Canada and WDCC. The Revolving Credit Facility consists of two separate sub-facilities: (i) a Canadian sub-facility with a borrowing limit of up to US $400.0 million and (ii) a U.S. sub-facility with a borrowing limit at any given time of up to US $600.0 million less the amount of outstanding borrowings under the Canadian sub-facility at that time. Availability under the Revolving Credit Facility is based upon the amount of eligible inventory and receivables applied against certain advance rates. The applicable interest rate for borrowings under the Revolving Credit Facility includes interest rate spreads based on available borrowing capacity that range between 1.50% and 2.00% for LIBOR-based borrowings and 0.50% and 1.00% for prime rate-based borrowings. The otherwise applicable interest rate is reduced by 0.25% if the Company’s leverage ratio (as calculated under the Revolving Credit Facility) falls below a ratio of 2.5 to 1.0.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on WESCO Distribution, the Company and certain of the Company’s other subsidiaries (collectively, the “Revolver Loan Parties”) with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates. Subject to the terms of the Credit Agreement, the Company is permitted to pay dividends, repurchase common stock or repurchase indebtedness without limitation so long as pro forma combined availability under the Revolving Credit Facility and the Receivables Facility exceeds US $160.0 million and the adjusted fixed charge ratio (as calculated under the Revolving Credit Facility) is not less than a ratio of 1.1 to 1.0.

The Credit Agreement provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the Revolver Loan Parties is materially incorrect, the occurrence of an event of default under certain other indebtedness of Revolver Loan Parties, the commencement of certain insolvency or receivership events affecting any of the Revolver Loan Parties and the occurrence of a change in control of any of the Revolver Loan Parties (subject to certain permitted transactions as described in the Credit Agreement). Upon the occurrence of an event of default, the commitments of the lenders may be terminated, and all outstanding obligations of the Revolving Loan Parties under the Revolving Credit Facility may be declared immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report as Exhibit 10.2, which is incorporated herein by reference.

Amendment to Accounts Receivable Securitization Facility

On December 11, 2012, WESCO Distribution entered into an amendment of the Receivables Facility pursuant to the terms and conditions of a Seventh Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of December 11, 2012 (the “Amendment”), by and among WESCO Receivables Corp. (“WESCO Receivables”), WESCO Distribution, the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as Administrator. The Amendment, among other things, provides for amendments to the Receivables Facility to add certain defined terms and amend certain other defined terms. Substantially all other terms and conditions of the Receivables Facility remain unchanged. In addition, on December 11, 2012, WESCO Distribution and WESCO Receivables exercised an existing accordion feature under the Receivables Facility to increase the purchasing limit under thereunder from US $450.0 million to US $475.0 million.

The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.3, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Contract.

Effective December 12, 2012, the Credit Agreement, dated as of August 22, 2011 (the “Prior Credit Agreement”), by and among WESCO Distribution, the other U.S. Borrowers party thereto, WESCO Canada, as Canadian Borrower, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, was replaced by the Credit Agreement. The Prior Credit Agreement provided for a US $400.0 million revolving credit facility, which included a letter of credit sub-facility of up to US $80.0 million. WESCO Distribution was in compliance with all applicable financial covenants and other restrictions under the Prior Credit Facility as of the date of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 14, 2012, the Company announced the completion of its acquisition of EECOL Electric Corporation (the “Acquisition”). The purchase price was CAD $1.14 billion, subject to post-closing adjustments relating to cash balances on hand at closing, closing working capital less other debt, pension plan funding, certain liabilities and transaction expenses. Of the purchase price, CAD $50.0 million is being held in escrow to address post-closing purchase price adjustments and potential indemnification claims against the selling parties, with all distributions from the escrow to be made within 18 months. The Acquisition was completed pursuant to the terms and conditions of the Share Purchase Agreement dated October 15, 2012 (the “Share Purchase Agreement”) between WDCC, the shareholders listed on Schedule A thereto, EECOL Holdings Ltd., Jarich Holdings Ltd., EESA Corp., EESA Holdings Ltd. and EECOL Electric Corporation. The Share Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 17, 2012 and is incorporated by reference into this Current Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Items 1.01 and 2.01 are hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In connection with the completion of the Acquisition, the Company will file any required historical financial statements in a Current Report on Form 8-K/A no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

In connection with the completion of the Acquisition, the Company will file any required pro forma financial information in a Current Report on Form 8-K/A no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d)	Exhibits

Exhibit 2.1	Share Purchase Agreement dated October 15, 2012 between WDCC Enterprises Inc., the shareholders listed on Schedule A thereto, EECOL Holdings Ltd., Jarich Holdings Ltd., EESA Corp., EESA Holdings Ltd. and EECOL Electric Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by WESCO International, Inc. on October 17, 2012).

Exhibit 10.1	Term Loan Agreement, dated as of December 12, 2012, among WESCO Distribution, Inc., as US Borrower, WDCC Enterprises Inc., as Canadian Borrower, WESCO International, Inc., the Lenders party thereto and Credit Suisse AG Cayman Islands Branch, as Administrative Agent.

Exhibit 10.2	Amended and Restated Credit Agreement, dated as of December 12, 2012, among WESCO Distribution, Inc., the other U.S. Borrowers party thereto, WESCO Distribution Canada LP and WDCC Enterprises Inc., as Canadian Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent.

Exhibit 10.3	Seventh Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of December 11, 2012, among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as Administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Vice President and Chief Financial Officer

Dated: December 17, 2012